CEDAR FAIR, L.P.

               WITHDRAWAL AGREEMENT OF CF PARTNERS

     This Agreement, dated as of June 20,1997, by and between Cedar Fair Management Company, an Ohio corporation (as Managing General Partner of the Partnership and as attorney-in-fact of the limited partners of the Partnership) ("CFMC"), and CF Partners, a Delaware general partnership (as Special General Partner of the Partnership) ("CFP");

                           WITNESSETH:

     WHEREAS, CFP was admitted and substituted as successor Special General Partner of Cedar Fair, L.P. (the "Partnership") as of December 31, 1988 in accordance with the terms and provisions of the Third Amended and Restated Agreement of Limited Partnership of the Partnership dated as of April 21, 1987, as amended by Amendment No. 1 to the Third Amended and Restated Agreement of Limited Partnership dated as of December 31, 1988 and by Amendment No. 2 to the Third Amended and Restated Agreement of Limited Partnership dated as of December 31, 1992 (as amended, the "Third Restated Agreement"); and

     WHEREAS, in view of the adoption of the "check-the-box" regulations by the Internal Revenue Service and the financial circumstances of CFMC and the Partnership, the Partnership no longer requires the service of a special general partner in order to continue to qualify as a limited partnership for federal income tax purposes; and

     WHEREAS, prior to May 30, 1997, CFP informed CFMC of its intention to withdraw as the Special General Partner of the Partnership; and

     WHEREAS, CFMC has determined that the Third Restated Agreement should be amended in accordance with Section 15.1(c)(i) thereof to effect the withdrawal of CFP as the Special General Partner, to appoint CFMC as the successor special general partner of the Partnership (thereby merging the general partner interests), and to reflect certain other changes that in the sole discretion of CFMC do not affect the Limited Partners adversely in any material respect; and

     WHEREAS, CFMC is executing this agreement on behalf of the Limited Partners by virtue of the powers of attorney granted to CFMC pursuant to Section 1.4(a)(i)(B) of the Third Restated
Agreement;

     NOW, THEREFORE, the parties agree for their mutual benefit and for the benefit of their respective successors and assigns as follows:

     1. Certain capitalized terms used but not defined herein shall have the meanings assigned to them in the Third Restated Agreement. This Amendment incorporates by reference the general provisions of Article XVI of the Third Restated Agreement.

     2. CFP hereby confirms notice to the Partnership and to CFMC that it has determined to withdraw as Special General Partner of the Partnership effective as of the date and time set forth in paragraph 3 of this Agreement, and CFMC hereby accepts such notice as being sufficient for the purpose hereof.

     3.   CFP shall be deemed to have withdrawn as the Special
General Partner of the Partnership effective as of 12:01 a.m., Eastern time, on July 1, 1997.

     4. If after the withdrawal of CFP as Special General Partner of the Partnership any actions or approvals are required to be taken by a person acting in the capacity of the special general partner of the Partnership, CFMC hereby appoints itself (namely, CFMC) as successor special general partner of the Partnership, with no change in its Percentage Interest, its Annual Fee, or its Incentive Fee, and by such appointment all right, title, and interest of the special general partner of the Partnership shall be deemed merged into and become the managing general partner interest in the Partnership.

     5. On July 1, 1997, CFMC shall cause the Partnership to pay CFP the sum of $400,000, which shall represent the balance of the Annual Fee otherwise payable to CFP for serving as Special General Partner for the full year 1997. The taxable income of the Partnership allocable to CFP for 1997 shall be determined by the Partnership in the same manner, using the same principles, as was the case for 1996.

     6. CFMC and CFP acknowledge and agree that Section 13.2(d) applies to the withdrawal of CFP as Special General Partner hereunder. Accordingly, CFMC and CFP further agree as follows:

     (a) CFMC shall cause the Partnership to distribute to CFP, on or before December 31, 1997, the amount, if any, that may be so payable pursuant to Section 13.2(d) of the Third Restated Agreement. CFMC and CFP acknowledge and agree that at December 31, 1996 (i) the balance in CFP's Unadjusted Capital Account was $(627,483) and (ii) the balance in CFP's Capital Account (following the adjustment in its Capital Account in accordance with Section 4.5(d)(iii)), was $2,306,525, and that (A) no distribution to CFP would have been required under Section 13.2(d)(i) and (B) no cash contribution to the Partnership would have been required under Section 13.2(d)(ii), if the withdrawal had been effected as of 11:59 p.m. on December 31, 1996.

     (b) For the purposes hereof, CFP's Unadjusted Capital Account and its Capital Account as of 12:01 a.m. on July 1, 1997, the effective time of CFP's withdrawal as Special General Partner, shall be determined in the same manner, applying the same principles, as was done in determining the amounts in these accounts as of December 31, 1996, as aforesaid.

     (c) CFMC agrees to provide to CFP its computation of CFP's Unadjusted Capital Account and its Capital Account as of the effective time of CFP's withdrawal at least 30 days prior to the Partnership filing its federal information return on Form 1065 for the period that includes July 1, 1997, but in any event not later than March 15, 1998. CFP shall have 15 days after receiving such computation to object thereto in writing to CFMC, and CFMC agrees to consider in good faith any such objection.

     (d) CFMC and CFP hereby acknowledge, agree, and stipulate that the amounts stated as being the Capital Account on the Schedule K-1s heretofore and hereafter distributed to CFP by the Partnership represent CFP's adjusted capital account as calculated solely as an internal partnership matter for the Partnership under Section 4.5(a)(i) of the Third Restated Agreement and not for federal income tax accounting purposes.

     (e) CFMC and CFP hereby acknowledge, agree and stipulate that the Section 13.2(d)(i) deemed distribution and penalty occurring upon CFP's withdrawal and settlement of its Capital Account relate to financial and book value accounting and do not for income tax accounting purposes affect either CFP's income tax basis in the Partnership or CFP's income, gain, loss, or deductions attributable to its interest in the Partnership for 1997 or other years.

     7. For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged,

     (a) CFMC (on behalf of the Partnership, itself and its shareholders) does hereby release, acquit, and forever discharge
CFP and its partners, and

     (b) CFP (on behalf of itself and its partners) does hereby release, acquit, and forever discharge CFMC,from any and all claims, demands, charges, debts, suits, actions, judgments, grievances, and causes of action of any nature whatsoever of any kind (including attorneys fees), whether known or unknown, fixed or contingent, in law or in equity, that it now has, has ever had, or may have in the future that have arisen or may arise out of, or are in any manner connected with,

     (A)  the services and withdrawal of CFP as Special General
Partner of the Partnership; or

     (B) the services of CFMC as Managing General Partner of the Partnership, respectively;

except for their respective obligations set forth in this Agreement.

     8. CFMC, on behalf of itself and the Partnership, acknowledges, agrees, and confirms that all provisions of the Third Restated Agreement providing for indemnification of the Special General Partner, including specifically the provisions of
Section 6.9, shall remain in full force and effect for the benefit of CFP and its partners (and their successors and assigns), notwithstanding CFP's withdrawal as Special General Partner, as to all past, current, or future matters covered thereby.

     9. Except as provided in Sections 5, 6, 8 or 11 of this Agreement, all provisions of the Third Restated Agreement providing for the payment of a fee or disbursement of the Special General Partner, or its successor in that capacity, are hereby amended to provide that no fees or disbursements shall be paid to the Special General Partner for services performed in that capacity. Furthermore, the Third Restated Agreement is amended hereby effective July 1, 1997 upon the withdrawal of CFP as Special General Partner in the manner set forth in Schedule A hereto.

     10. In recognition of the financial capabilities of CFMC, as Managing General Partner of the Partnership, as well as the Partnership's demonstrated ability to meet its obligations to its creditors, all provisions of the Third Restated Agreement requiring, directly or indirectly, that the Special General Partner maintain a specified fair market net worth are hereby deleted.

     11. CFMC agrees to cause the Partnership to reimburse the reasonable legal fees of CFP incurred in connection with its withdrawal as Special General Partner of the Partnership, including the preparation and implementation of this Agreement, and the liquidation and termination of CFP. CFP believes that based upon current facts and circumstances that legal fees will not exceed $30,000, and agrees to use reasonable efforts to insure that legal fees do not exceed $30,000 to the extent that it is able to do so.

     12. CFMC hereby represents and warrants that it has received an Opinion of Counsel that the withdrawal of CFP as Special General Partner, and the selection and admission of CFMC as successor special general partner, will not result in the loss of limited liability of any Limited Partner or cause the Partnership to be treated as an association taxable as a corporation for federal income tax purposes.

     13. The provisions of this Agreement may not be amended or modified without the express written consent of both CFP and CFMC.

     14. This Agreement, including the amendments set forth in Schedule A hereto, is for the benefit of the Partnership and CFP and is binding upon and shall inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and assigns.

     15. By signing this Agreement on behalf of CFP, the partners of CFP consent and agree to the provisions hereof and acknowledge that they are beneficiaries of and are bound by such provisions.

     16. CFMC (on behalf of the Partnership and itself) acknowledges and agrees that the term "CFP and its partners" in
Section 7 and 8 of this Agreement refers to and includes the CFP partners signing this Agreement and Richard S. Sheetz, a deceased
CFP partner.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.


                         CEDAR FAIR MANAGEMENT COMPANY


                         By:  Richard L. Kinzel
                               Name:  Richard L. Kinzel
                               Title:  President


                         CF PARTNERS
                         By:  The trust created by Robert L.
                              Munger, Jr. during his lifetime, now
                              irrevocable by reason of his death,
                              under an original Trust Agreement dated
                              as of November 16, 1972, and amended from
                              time to time thereafter, including most
                              recently by the Restatement of Trust
                              Agreement dated July 26, 1987


                              By:  Mary Ann Jorgenson
                                   Name:  Mary Ann Jorgenson
                                   Title:  Co-Trustee


                              And:  Holly M. Book
                                   Name:  Holly M. Book
                                   Title:  Co-Trustee


                              ESTATE OF RICHARD S. SHEETZ

                              By:  Jean S. Sheetz, Executrix
                                   Name:  Jean S. Sheetz,  Executrix
                                   Title:   General Partner


                              By:  Dickson Whitney
                                   Name:  Dickson Whitney
                                    General Partner

                                                       SCHEDULE A
                        CEDAR FAIR, L.P.

                AMENDMENT NO. 3 TO THIRD AMENDED
          AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP
                     Effective July 1, 1997

          1. Section 1.4(a)(ii) shall be amended to delete language requiring approval of the Special General Partner so as to read:

          (ii) to execute, swear to and acknowledge all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole discretion of the Managing General Partner or the Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Partners hereunder, which is consistent with the terms of this Agreement or which is appropriate or necessary, in the sole discretion of the Managing General Partner or the Liquidator, to effectuate the terms or intent of this Agreement; provided that, when
                Section 15.3 or 15.9 or any other provision of this Agreement establishes a percentage of the Limited Partners required to take any action, the Managing General Partner or the Liquidator may exercise the power of attorney made in this Section 1.4(a)(ii) only after the necessary vote, consent or approval by a Majority Interest or other required percentage, as the case may be; and

          2. The definition of "Agreement" in Article II shall be amended to read: "'Agreement' means the Third Amended and Restated Agreement of Limited Partnership of the Partnership, as amended by Amendment No. 1 thereto, as amended by Amendment No. 2 thereto, and as amended by Amendment No. 3 thereto."

          3. The definition of "Annual Fee" in Article II shall be amended to delete reference to Special General Partner so as to read: "'Annual Fee' for any Fiscal Period means, in the case of the Managing General Partner, a fee equal to 0.25% of the Net Revenues for such Fiscal Period."

          4. The definition of "General Partner" in Article II shall be amended to delete reference to Special General Partner so as to read: "'General Partner' means the Managing General
Partner."

          5. The definition of "Percentage Interest" in Article II shall be amended to delete reference to Special General Partner so as to read: "'Percentage Interest' means (a) as to the Managing General Partner, 0.5%, and (b) as to any Limited Partner or Assignee, the product of (i) 99.5% multiplied by (ii) a fraction, the numerator of which is the number of such Limited Partner's or Assignee's Units and the denominator of which is the total number of Units Outstanding as of the date of determination."

          6.   Section 4.1 shall be amended to read as follows:

               4.1 General Partner. The General Partner shall not be required to contribute to the capital of the Partnership except (a) as may be necessary to pay liabilities of the Partnership for which provisions cannot otherwise be made or (b) as otherwise required pursuant to section 13.1(c), 14.2(b) or
14.8. The General Partner shall at all times while serving in such capacities retain a Percentage Interest entitling it, except as otherwise provided in Article V, to at least a 0.05% participation in the Partnership's income, gains, losses, deductions and credits, but only for so long as the General Partner continues in such capacity.

          7.   Section 5.1(i) shall be deleted.

          8.   Section 5.3(b)(i) shall be deleted.

          9. Section 5.3(b)(ii) shall be amended to read as follows: (ii) If the Record Date set for a distribution is after June 30, 1990, then the distribution of Available Cash for such calendar quarter shall be divided among the Partners, in accordance with their respective Percentage Interests.

          10. The second sentence of Section 6.1(a) shall be amended to delete reference to Special General Partner so as to read: "Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership shall be exclusively vested in the Managing General Partner, and no Limited Partner shall have any right of control or management power over the business and affairs of the Partnership except in their capacities as officers or directors of the Managing General Partner."

          11. The third sentence of Section 6.1(c) shall be amended to delete reference to Special General Partner so as to read: "Each Operating Partnership shall be composed of the Managing General Partner as managing general partner thereof, having a 0.5% interest in the Operating Partnership, and the Partnership as the sole limited partner thereof having a 99.5% interest in the Operating Partnership."

          12. The final sentence of Section 6.1(c) shall be amended to delete reference to Special General Partner so as to read: "The Managing General Partner shall execute such agreement and other certificates, instruments and documents."

          13.  Section 6.1(f) shall be deleted.

          14.  Section 6.5(c) shall be deleted.

          15. Section 6.5(e) shall be amended to delete reference to Special General Partner so as to read: "The Partnership shall pay the Managing General Partner its Incentive Fees, if any, or an estimate thereof for each preceding fiscal year on or before January 15 of the succeeding year with such adjustments as may be necessary to be made within 10 Business Days after the precise Annual Fee has been determined as provided in section 6.5(d)."

          16.  Section 6.5(f) shall be deleted.

          17. Section 6.5(g) shall be amended to delete the words " the Special General Partner."

          18. Section 6.5(h) shall be amended to delete the words "and the Special General Partner."

          19. The last sentence of Section 6.6(a) shall be amended to delete the required consent of the Special General Partner so as to read: "The Managing General Partner shall have as its subscribed capitalization the sum of at least $500,000."

          20. The last sentence of section 6.6(b) shall be deleted.

          21. The last sentence of Section 6.11(a) shall be deleted so as to read: "At all times from and after the date hereof, a majority of the members of the board of directors of the Managing General Partner shall be Persons who are not shareholders of the Managing General Partner or a member of the immediate family of such a shareholder."

          22.  Section 6.12 shall be deleted.

          23.  Section 11.7 shall be deleted.

          24.  Section 12.4 shall be deleted.

          25. The fourth sentence of Section 13.1(a) shall be amended to delete the required notice to the Special General Partner so as to read: "On or after December 31, 2082, the Managing General Partner may withdraw from the Partnership upon 120 days advance written notice to the Limited Partners, except as otherwise provided herein."

          26.  Section 13.2 shall be deleted.

          27. The first sentence of Section 14.1 shall be amended to delete reference to the Special General Partner so as to read: "The Partnership shall not be dissolved by the admission of Additional Limited Partners or the admission of additional or substituted General Partners in accordance with the terms of this Agreement."

          28.  Section 14.1(d) shall be deleted.

          29.  Section 15.3(a)(i) shall be deleted.

                              -End-